Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Amendment No. 1 to Form SB-2 of CrossPoint Energy Company of our report dated January 5, 2006 relating to our audit of the consolidated financial statements of CrossPoint Energy, LLC, as of September 30, 2006 and for the nine months then ended, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

/s/Hein & Associates LLP
Dallas, TX
March 14, 2007